UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2026

Imunon, Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100, Lawrenceville, NJ	08648-2311
(Address of principal executive offices)	(Zip Code)

(609) 896-9100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	IMNN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 20, 2026, Imunon, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with VoxelDox Therapeutics, Inc. (“VoxelDox”), pursuant to which the Company agreed to sell to VoxelDox the Company’s assets relating to ThermoDox®, a heat-activated liposomal formulation of doxorubicin (the “Purchased Assets”), including related trademarks, regulatory filings, clinical and preclinical data, manufacturing know-how and existing drug product vials. VoxelDox intends to develop ThermoDox for glioblastoma and other high-grade gliomas. The transaction is contingent on VoxelDox raising at least $2.5 million. If it does not raise this funding, the transaction will not close and the Company will receive no consideration.

If the transaction closes, VoxelDox will issue to the Company shares of VoxelDox common stock equal to 4.76% of its fully diluted capitalization. VoxelDox will also pay the Company up to $16.5 million in milestone payments upon the achievement of specified clinical and regulatory milestones, including initiation of a Phase 3 clinical trial of ThermoDox and FDA acceptance and approval of a New Drug Application. In addition, VoxelDox will pay royalties on annual net sales. If VoxelDox determines in good faith that the transferred ThermoDox vials are not usable, milestone payments and royalty rates will be reduced by 50%.

Until VoxelDox completes a qualified equity financing, the Company may appoint one of VoxelDox’s five directors and one non-voting observer. The Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions.

Subject to VoxelDox board approval and separate consulting agreements, VoxelDox will grant Michael H. Tardugno, the Company’s Executive Chairman, and Frederick J. Fritz, a member of the Company’s Board of Directors, shares of VoxelDox common stock each equal to 2.38% of its fully diluted capitalization, vesting monthly over 36 months, for consulting services to VoxelDox. Other than as described above, there is no material relationship between the Company and VoxelDox.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2026.

Item 7.01 Regulation FD Disclosure.

On October 21, 2026, the Company issued a press release announcing its entry into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Imunon, Inc., dated October 21, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMUNON INC.

Dated: October 21, 2026	By:	/s/ Josh Blacher
Josh Blacher
Interim Chief Financial Officer